EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statements No. 33-92526 and No. 333-41333 of Hansen Natural Corporation on Form S-8 of our report dated March 24, 1998 included in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 1998